EXHIBIT 99.04

Southern Company

Analysis of Consolidated Earnings

(In Millions of Dollars)

	3 Months Ended June			Year-to-Date June

	2007	2006	Change	2007	2006	Change
Income Account-
Retail Revenue	$3,105	$2,971	$134	$5,849	$5,442	$407
Wholesale Revenue	487	440	47	968	855	113
Other Electric Revenues	130	116	14	251	227	24
Non-regulated Operating Revenues	50	65	(15)	113	131	(18)
Total Revenues	3,772	3,592	180	7,181	6,655	526
Fuel and Purchased Power	1,558	1,447	111	2,938	2,600	338
Non-fuel O & M	875	861	14	1,723	1,707	16
Depreciation and Amortization	310	298	12	617	597	20
Taxes Other Than Income Taxes	185	179	6	368	354	14
Total Operating Expenses	2,928	2,785	143	5,646	5,258	388
Operating Income	844	807	37	1,535	1,397	138
Other Income, net	24	18	6	55	14	41
Interest Charges and Dividends	233	219	14	461	435	26
Income Taxes	206	221	(15)	361	329	32
NET INCOME (See Notes)	$429	$385	$44	$768	$647	$121

Notes

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.